UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2017

XCEL BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37527	76-0307819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (347) 727-2474

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 26, 2017, and effective as of April 1, 2017, Xcel Brands, Inc. (the “Company”) entered into an amendment to its employment agreement with each of Robert W. D’Loren, the Company’s Chief Executive Officer and President, James F. Haran, the Company’s Chief Financial Officer and Seth Burroughs, the Company’s Executive Vice President of Business Development. Pursuant to the amendments to the employment agreements, the annual base salaries for Messrs. D’Loren, Haran and Burroughs were set at $888,500, $366,000 and $340,500, respectively, commencing April 1, 2017.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

No. 10.1	Amendment No. 1 dated April 26, 2017 and effective as of April 1, 2017 to Amended and Restated Employment Agreement dated as of October 1, 2014 between the Company and Robert W. D’Loren.
No. 10.2	Amendment No. 2 dated April 26, 2017 and effective as of April 1, 2017 to Amended and Restated Employment Agreement dated as of October 1, 2017 between the Company and James F. Haran.
No. 10.3	Amendment No. 1 dated April 26, 2017 and effective as of April 1, 2017 to Amended and Restated Employment Agreement dated as of October 1, 2014 between the Company and Seth Burroughs

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL BRANDS, INC. (Registrant)

By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer

Date: May 1, 2017